UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court
Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

(289) 800-9600
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 6, 2020, Edesa Biotech, Inc. (“we”, “us”, “our”, or the “company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain United States resident investors and Subscription Agreements (the “Subscription Agreements”) with certain non-U.S. investors providing for the issuance and sale by the company of an aggregate of 1,355,380 of the company’s common shares, no par value (the “Common Shares”), in a registered direct offering (the “Offering”). In a concurrent private placement (the “Private Placement”), the company agreed to sell to such investors (i) Class A Purchase Warrants to purchase an aggregate of up to 1,016,553 Common Shares, or 0.75 of a Common Share for each Common Share purchased in the Offering (the “Class A Purchase Warrants”), and (ii) Class B Purchase Warrants to purchase an aggregate of up to 677,703 Common Shares, or 0.50 of a Common Share for each Common Share purchased in the offering (the “Class B Purchase Warrants,” and together with the Class A Purchase Warrants, the “Purchase Warrants”). The price per Common Share and associated Purchase Warrants is (i) $3.20 for investors other than investors that are officers, directors, employees or consultants of the company and (ii) $4.11 for each investor that is an officer, director, employee or consultant of the company. The closing of the Offering and concurrent Private Placement is expected to occur on or about January 8, 2020, subject to the satisfaction of customary closing conditions.

The Class A Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary of the closing date of the Private Placement (the “Class A Purchase Warrant Initial Exercise Date”), at an exercise price of $4.80 per share and will expire on the third anniversary of the Class A Purchase Warrant Initial Exercise Date. The Class B Purchase Warrants will be exercisable at any time on or after the six (6) month anniversary of the closing date of the Private Placement (the “Class B Purchase Warrant Initial Exercise Date”), at an exercise price of $4.00 per share and will expire on the four month anniversary of the Class B Purchase Warrant Initial Exercise Date. The exercise price and number of Warrant Shares issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any share dividends and splits, reverse share split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of Common Shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the company, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), is acting as placement agent in the United States in connection with the Offering and Private Placement pursuant to a Financial Advisory Agreement between us and Brookline dated November 5, 2019, as amended. Upon the closing of the Offering and Private Placement, Brookline will receive a placement agent fee equal to 6.5% of the gross proceeds from sales arranged by Brookline (or 3.5% in the case of sales to investors introduced by the company, or Company Investors). Brookline will not receive any cash placement fee with respect to non-U.S. investors.  As additional compensation, the company will issue to Brookline a warrant to purchase an aggregate number of Common Shares equal to 1.25% of the number of Common Shares sold in the Offering and concurrent Private Placement to investors introduced by Brookline (the “Brookline Warrant”). The Brookline Warrant will have a term of five years and be exercisable at a price of $3.20 per share. Brookline will not be entitled to any warrant compensation for securities issued to non-U.S investors. The company has also agreed to reimburse Brookline for certain expenses incurred by Brookline up to an amount not to exceed $55,000.

In addition, the Financial Advisory Agreement provides that, upon the successful completion of the Offering, for a period of nine (9) months from the closing date of the Offering, Brookline has a right of first refusal to act as a co-manager for any financing of the company by means of a fully marketed public offering, with no less than 20% of the total fees paid to the underwriters.

The company estimates that the net proceeds from the Offering and Private Placement will be $3.88 million, after deducting expenses and the placement agent fee payable to Brookline. The company intends to use the net proceeds from the Offering and Private Placement for general corporate purposes, which may include working capital, capital expenditures, and research and development expenses.

The Common Shares are being offered by the company pursuant to a shelf registration statement on Form S-3 (File No. 333-233567) (the “Registration Statement”), which was declared effective on September 12, 2019 by the Securities and Exchange Commission (the “SEC”). The Common Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective Registration Statement. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

The Purchase Warrants, Warrant Shares, the Brookline Warrant and the Common Shares issuable upon exercise of the Brookline Warrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement. The Purchase Warrants, Warrant Shares, Brookline Warrant and the Common Shares issuable upon exercise of the Brookline Warrant are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Purchase Warrants, Warrant Shares, Brookline Warrant and the Common Shares issuable upon exercise of the Brookline Warrant may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirement of the Securities Act.

The company has agreed to register for resale the Warrant Shares under the Securities Act within 45 calendar days of entering into the Securities Purchase Agreement and is required to use commercially reasonable efforts to cause such registration statement to become effective within 75 days of the closing of the Offering and Private Placement, subject to certain exceptions, and to keep such registration statement effective at all times until no investor owns any Purchase Warrants or Warrant Shares. After the initial exercise date of the Purchase Warrants, if and only if no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares is available, the investors may exercise the Purchase Warrants by means of a “cashless exercise.”

Attached as Exhibit 5.1 is the opinion of Fasken Martineau DuMoulin LLP relating to the validity of the issuance and sale of the Common Shares.

The foregoing summaries of the Financial Advisory Agreement, Securities Purchase Agreement, Subscription Agreements, Purchase Warrants and the Brookline Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report.  Each of the Financial Advisory Agreement, Securities Purchase Agreement and Subscription Agreements contain representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Financial Advisory Agreement, Securities Purchase Agreement and Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the company’s filings with the SEC.

This Current Report does not constitute an offer to sell Common Shares or Purchase Warrants or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and Private Placement and the amount of net proceeds expected from the Offering and Private Placement. The risks and uncertainties involved include the company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the company’s SEC filings.

Item 3.02. Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Purchase Warrants, Warrant Shares and the Brookline Warrant is incorporated herein by reference.

Item 8.01. Other Events

On January 6, 2020, the company issued a press release regarding the transactions described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Financial Advisory Agreement, dated November 5, 2019, between Edesa Biotech, Inc. and Brookline Capital Markets, a division of Arcadia Securities, LLC
1.2	Amendment to Financial Advisory Agreement, dated December 20, 2019, between Edesa Biotech, Inc. and Brookline Capital Markets, a division of Arcadia Securities, LLC
4.1	Form of Class A Purchase Warrant to be issued to investors
4.2	Form of Class B Purchase Warrant to be issued to investors
4.3	Form of Warrant to be issued to Brookline Capital Markets, a division of Arcadia Securities, LLC
5.1	Opinion of Fasken Martineau DuMoulin LLP
10.1	Form of Securities Purchase Agreement between Edesa Biotech, Inc. and certain investors
10.2	Form of Subscription Agreement between Edesa Biotech, Inc. and certain investors
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
99.1	Press release issued by Edesa Biotech, Inc. dated January 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: January 6, 2020	By:	/s/ Kathi Niffenegger
Name: Kathi Niffenegger
Title: Chief Financial Officer

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